Exhibit 99.1

News Release

ON Semiconductor Announces New $1.5 Billion

Share Repurchase Program

PHOENIX, Ariz. – Nov. 15, 2018 – ON Semiconductor (NASDAQ: ON), driving energy efficient innovations, today announced that its Board of Directors has approved a new share repurchase program. Under the new share repurchase program, the company intends to repurchase up to $1.5 billion of its common stock over a four-year period. The new stock repurchase program is effective December 1, 2018, coinciding with the expiration of the $1.0 billion share repurchase program announced in December 2014, and is designed to maximize capital efficiency by returning excess capital to ON Semiconductor’s shareholders.

“With strong momentum in industrial, automotive, and cloud power markets, ON Semiconductor is positioned to deliver results over the next four years that we expect will allow us to continue to invest in the business and return capital to shareholders, consistent with our existing capital allocation policy,” said Keith Jackson, president and CEO of ON Semiconductor. “Our new share repurchase program reflects our belief in the long-term free cash flow generation ability of our business, and we expect that the new program will deliver substantial value to our shareholders.”

Prior to the expiration of the 2014 share repurchase program, ON Semiconductor purchased approximately $712 million of the $1.0 billion authorized under the 2014 program, including the repurchase of 11.5 million shares for $200 million completed in the fourth quarter of 2018.

Share repurchases may be made from time to time through a variety of methods, including open market or privately negotiated transactions. The timing of any repurchases and the actual number of shares repurchased will depend on a variety of factors, including our stock price, corporate and regulatory requirements, restrictions under our debt obligations, and other market and economic conditions. The share repurchase program does not obligate us to purchase any particular amount of common stock, is subject to a variety of factors including the Board’s discretion, and may be suspended or discontinued at any time.

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ON Semiconductor Announces New $1.5 Billion Share Repurchase Program

About ON Semiconductor

ON Semiconductor (Nasdaq: ON) is driving energy efficient innovations, empowering customers to reduce global energy use. The company is a leading supplier of semiconductor-based solutions, offering a comprehensive portfolio of energy efficient power management, analog, sensors, logic, timing, connectivity, discrete, SoC and custom devices. The company’s products help engineers solve their unique design challenges in automotive, communications, computing, consumer, industrial, medical, aerospace and defense applications. ON Semiconductor operates a responsive, reliable, world-class supply chain and quality program, a robust compliance and ethics program, and a network of manufacturing facilities, sales offices and design centers in key markets throughout North America, Europe and the Asia Pacific regions. For more information, visit http://www.onsemi.com.

This document contains “forward-looking statements,” as that term is defined in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, in this document could be deemed forward-looking statements, particularly statements about the plans and expectations with regard to its share repurchase programs, earnings, cash flow and use of cash, capital allocation strategy (including our ability to continue to invest in the business and return capital to our shareholders), expected capital returns to shareholders, and other financial results and objectives. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this document are made based on our current expectations, forecasts, estimates and assumptions and involve risks, uncertainties and other factors that could cause results or events to differ materially from those expressed in the forward-looking statements. Factors that could affect our future results or events are described under Part I, Item 1A “Risk Factors” in our 2017 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 21, 2018 (“2017 Form 10-K”) and from time-to-time in our other SEC reports. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information, except as may be required by law. You should carefully consider the trends, risks and uncertainties described in this document, our 2017 Form 10-K and other reports filed with or furnished to the SEC before making any investment decision with respect to our securities.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its Web site in this news release, such information on the Web site is not to be incorporated herein.

Contacts

Kris Pugsley	Parag Agarwal
Corporate Communications / Media Relations ON Semiconductor (312) 909-0661 kris.pugsley@onsemi.com	Vice President Investor Relations and Corporate Development ON Semiconductor (602) 244-3437 investor@onsemi.com

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